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Young & Rubicam                          A NEW WAY TO VOTE
    Inc.                                 VOTE BY TELEPHONE

                                   24 HOURS A DAY--7 DAYS A WEEK
                            SAVE YOUR COMPANY MONEY--IT'S FAST AND CONVENIENT


       TELEPHONE                                               MAIL
     ------------                                            --------
     800-648-2204

O Use any touch-tone telephone.               o Mark, sign and date your Proxy
                                                card
o Have your Proxy Form in hand.        OR

o Enter the Control Number located            o Detach card from Proxy Form.
  in the box below.
                                              o Return the card in the postage-
o Follow the simple recorded                    paid envelope provided.
  instructions.



                                         Your telephone vote authorizes the
                                         named proxies to vote your shares in
                                         the same manner as if you marked,
                                         signed and returned the proxy card.
                                         If you have submitted your proxy by
                                         telephone there is no need for you to
                                         mail back your proxy.


                                                    800-648-2204
                                               CALL TOLL-FREE TO VOTE



                                                -----------------------
                                               |     CONTROL NUMBER    |
                                               |  FOR TELEPHONE VOTING |
                                                -----------------------


            DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE
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          THE YOUNG & RUBICAM INC. BOARD OF DIRECTORS RECOMMENDS A VOTE
                               "FOR" PROPOSAL 1

1. Proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger, dated as of May 11, 2000, among WPP Group Plc, Young & Rubicam Inc., York Merger Corp., a wholly owned subsidiary of WPP, and York II Merger Corp., a wholly owned subsidiary of York Merger Corp., pursuant to which York II Merger Corp. will be merged with and into Young
   & Rubicam Inc., and shares of Young & Rubicam Inc. common stock outstanding immediately prior to the merger will each be converted into .835 of an American depositary share of WPP, each of which represents five ordinary shares of WPP. Holders of Young & Rubicam Inc. common stock will have the option of receiving five WPP ordinary shares instead of each American depositary share they are otherwise entitled to receive.


          / / FOR                  / / AGAINST                / / ABSTAIN

2. By returning this proxy card you are conferring upon the proxies the authority to vote in their descretion upon such other business as may properly come before the Young & Rubicam Inc. Special Meeting or any postponements or adjournments thereof.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX (SEE ABOVE), BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION. HOWEVER, THE PROXY HOLDERS CANNOT VOTE YOUR SHARES UNLESS YOU SIGN, DATE AND RETURN THIS CARD.

Change of Address and
Comments Mark Here / /

Please sign exactly as your name appears herein. If shares are held jointly, all holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person, indicating, where proper, official position or representative capacity.



Please sign exactly as your name appears herein. 18 shares are held jointly, all holders should sign when signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If partnership, please sign in partnership name by authorized person, indicating, where proper, official position or representative capacity.



                                         Dated: __________________________, 2000

                                         _______________________________________
                                                       (signature)
                                         _______________________________________
                                               (signature if held jointly)


PLEASE MARK, SIGN, DATE AND MAIL THIS CARD           VOTES MUST BE INDICATED
  PROMPTLY IN THE POSTAGE PREPAID RETURN          /X/ IN BLACK OR BLUE INK. /X/
            ENVELOPE PROVIDED


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                              YOUNG & RUBICAM INC.
                               285 MADISON AVENUE
                            NEW YORK, NEW YORK 10017

                                      PROXY


   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
         SPECIAL MEETING OF STOCKHOLDERS OF YOUNG & RUBICAM INC.
                    TO BE HELD ON SEPTEMBER 28, 2000.

   IF NO INSTRUCTIONS TO THE CONTRARY ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT DESCRIBED ON THE REVERSE SIDE HEREOF.

   The undersigned hereby appoints STEPHANIE W. ABRAMSON, MICHAEL J. DOLAN and JACQUES TORTOROLI, proxies, with the power of substitution and with the authority in each to act in the absence of the other, to vote all shares the undersigned is entitled to vote at the Young & Rubicam Inc. Special Meeting to be held on September 28, 2000 at 10:00 A.M., New York time, at the Ney Center for Executive Leadership at the headquarters of Young & Rubicam Inc. at 285 Madison Avenue, ground floor, New York, New York, and at any adjournments or postponements thereof, on the matters set forth on the reverse side hereof.

The undersigned hereby acknowledges receipt of the notice of the special meeting and the related proxy statement/prospectus.

            (Continued and to be dated and signed on reverse side.)